Exhibit 99.1
Rogers Corporation Appoints Ali El-Haj Chief Executive Officer
Chandler, Arizona – May 19, 2026 — Rogers Corporation (NYSE: ROG) (“Rogers”) announced that its Board of Directors has appointed Ali El-Haj as President and Chief Executive Officer of the Company and a member of the Company’s Board of Directors, effective today.
“As interim CEO, Ali has driven improved execution and brought greater focus to innovation priorities, positioning Rogers for sustained performance,” said Armand Lauzon, Chair of the Board of Rogers. “He will continue to lead the Company as it enters its next phase of growth and value creation.
“Ali is an accomplished leader with deep operational expertise in our core businesses and extensive global experience across key markets. The Board conducted a thorough and deliberate process, and we are confident that Ali brings both the strong leadership capabilities and strategic perspective needed to further optimize our existing business and advance the critical priorities that can drive meaningful growth. We also look forward to his contributions as a member of the Board, where he will bring valuable insight into our long-term strategic direction. He will partner effectively with our Executive Leadership Team and employees worldwide to deliver value for our shareholders and other stakeholders.”
Mr. El-Haj added, “I am honored to be appointed President and Chief Executive Officer of Rogers at this critical time. The Company has a strong foundation, including differentiated technologies, leading positions in its markets, and a talented global team. I look forward to working closely with the team to build on these strengths, enhance execution, and unlock opportunities for significant growth.”
About Ali El-Haj
Mr. El-Haj is a seasoned CEO with over 30 years of international experience leading growth, turnarounds, and strategic expansion in the automotive and manufacturing industries. Most recently, he guided Techniplas, a Tier 1 supplier, through multiple acquisitions, complex COVID-19 supply chain challenges, and securing several contracts with European OEMs. Prior to that, Mr. El-Haj served as President and CEO of CAP-CON Automotive Technologies, where he expanded Casco Products into a global leader in sensor and connectivity systems, and simultaneously led ARC Automotive through a major turnaround. Mr. El-Haj holds a master’s degree in physics/quantum mechanics from the University of Connecticut and a bachelor’s degree in electrical and computer engineering from the University of Bridgeport.
About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United

Exhibit 99.1
States, Asia and Europe, with sales offices worldwide. For more information, visit www.rogerscorp.com.
Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.
Investor Contact:
Steve Haymore
Senior Director, Investor Relations
Phone: 480.917.6026
Email: stephen.haymore@rogerscorporation.com